SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement [ ] Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          WINTON FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)


    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          --------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ---------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  --------------------------------------
         2)       Form, Schedule or Registration Statement No.:
                  --------------------------------------
         3)       Filing Party:
                  --------------------------------------
         4)       Date Filed:

                          WINTON FINANCIAL CORPORATION
                                5511 Cheviot Road
                             Cincinnati, Ohio 45247
                                 (513) 385-3880

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the Annual Meeting of Shareholders of Winton Financial Corporation ("WFC") will be held at Shuller's Wigwam Restaurant, 6210 Hamilton Ave., Cincinnati, Ohio 45224, on January 28, 2000, at 10:00 a.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     1.   To reelect directors of WFC for terms expiring in 2003;

     2. To consider and vote upon the ratification of the selection of Grant Thornton LLP as the auditors of WFC for the current fiscal year; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of WFC of record at the close of business on December 10, 1999, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof.

         Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                             By Order of the Board of Directors




Cincinnati, Ohio                             Robert L. Bollin
December 17, 1999                            President

                          WINTON FINANCIAL CORPORATION
                                5511 Cheviot Road
                             Cincinnati, Ohio 45247
                                 (513) 385-3880


                                 PROXY STATEMENT


                                     PROXIES

         The enclosed Proxy is being solicited by the Board of Directors of Winton Financial Corporation, an Ohio corporation ("WFC"), for use at the 1999 Annual Meeting of Shareholders of WFC to be held at Shuller's Wigwam Restaurant, 6210 Hamilton Ave., Cincinnati, Ohio 45224, on January 28, 2000, at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder before exercise by executing a later-dated Proxy or by giving notice of revocation to WFC in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

          FOR the reelection of Messrs. Robert L. Bollin and William J. Parchman as directors of WFC for terms expiring in 2003; and

          FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of WFC for the current fiscal year.

         Proxies may be solicited by the directors, officers and other employees of WFC and The Winton Savings and Loan Co., the wholly-owned subsidiary of WFC ("Winton"), in person or by telephone, telegraph, telecopy or mail. WFC may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners. The cost of soliciting proxies will be borne by WFC.

         Only shareholders of record as of the close of business on December 10, 1999 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share of WFC (the "Common Shares") owned. WFC's records disclose that, as of the Voting Record Date, there were 4,405,214 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of WFC on or about December 20, 1999.

                                  VOTE REQUIRED

Election of Directors

         Under Ohio law and the Code of Regulations of WFC (the "Regulations"), the nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner that are represented in person or by proxy at the Annual Meeting, but not voted with respect to the election of directors ("Non-votes"), are not counted toward the election of directors or toward the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder, but no vote is specified thereon, the Common Shares held by such shareholder will be voted FOR the reelection of the nominees.

Ratification of Selection of Auditors

         The affirmative vote of the holders of at least a majority of the outstanding Common Shares, voting in person or by proxy, is necessary to ratify the selection of Grant Thornton as the auditors of WFC for the current fiscal year. The effect of an abstention or a Non-vote is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder, but no vote is specified thereon, the Common Shares held by such shareholder will be voted FOR the ratification of the selection of Grant Thornton as auditors.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only persons known to WFC to own beneficially more than five percent of the Common Shares as of December 1, 1999:

                                    Amount and Nature               Percentage of Common
Name and Address                of Beneficial Ownership (1)        Shares Outstanding (2)
Firstar, N.A., as Trustee               355,089 (3)                         8.1%
P.O. Box 1118
Cincinnati, Ohio  45201

Robert L. Bollin                        230,614 (4)                         5.1
3358 Kuliga Park Drive
Cincinnati, Ohio  45248

Daniel P. Randolph                      239,608 (5)                         5.4
Suite 700
105 East Fourth Street
Cincinnati, Ohio  45202

Henry L. Schulhoff                      257,260 (6)                         5.8
7 West Seventh Street
Cincinnati, Ohio  45202


-----------------------------

(1) A person is the beneficial owner of Common Shares if such person, directly or indirectly, has sole or shared voting or investment power over such shares directly or indirectly or has the right to acquire such voting or investment power within 60 days. All Common Shares are owned directly with sole voting or investment power, unless otherwise indicated by footnote. All stock options granted under the Winton Financial Corporation Stock Option and Incentive Plan, as amended (the "1988 Option Plan"), and the Winton Financial Corporation 1999 Stock Option and Incentive Plan (the "1999 Option Plan") are currently exercisable.

(2)      For  each  person,   assumes  a  total  of  4,405,214   Common   Shares
         outstanding, plus the number of Common Shares such person may acquire pursuant to the 1988 Option Plan and the 1999 Option Plan, if any.

(Footnotes continue on next page)

(3)      The  Common  Shares are held by  Firstar,  N.A.,  as trustee  under The
         Winton  Financial   Corporation  Employee  Stock  Ownership  Plan  (the
         "ESOP"). Firstar, N.A., has investment power with respect to all of such common shares and voting power with respect to the unallocated common shares.

(4) Includes 103,000 Common Shares that may be acquired upon the exercise of options; 39,588 Common Shares held for the benefit of Robert L. Bollin in The Winton Savings and Loan Co. Cash and Deferred Plan (the "Deferred Plan"), the trustees of which are James W. Brigger, Robert L. Bollin and Mary Ellen Lovett, executive officers of WFC; 35,829 Common Shares held for the benefit of Robert L. Bollin in the ESOP; 1,360 Common Shares held by the individual retirement account of Robert L. Bollin, the trustee of which is Merrill Lynch; 36,080 Common Shares held jointly with Mr. Bollin's spouse; 4,800 Common Shares held by A.G. Edwards, for the benefit of Elaine Bollin; 200 Common Shares held by Elaine Bollin as custodian for Anthony Bollin; 9,728 shares held by A.G. Edwards in the Robert J. Bollin Trust, for the benefit of Robert
         L. Bollin; and 29 shares held for Elaine Bollin, Mr. Bollin's spouse, in the ESOP.

(5) Based on a Schedule 13G filed with the Securities and Exchange Commission by Daniel P. Randolph. Includes 42,144 Common Shares held by Daniel P. Randolph in an individual retirement account; 178,164 Common Shares owned as trustee under a trust for the benefit of R. Irene Randolph; 10,800 Common Shares owned as trustee under a trust for the benefit of Ronald I. Oldiges; and 8,500 Common Shares owned as trustee under a trust for the benefit of Charles Randolph.

(6) Includes 57,500 Common Shares that may be acquired upon the exercise of options; 17,600 Common Shares owned by the Cathleen Schulhoff Trust, Cathleen Schulhoff trustee, as to which Mr. Schulhoff disclaims beneficial ownership; and 14,200 Common Shares owned by Schulhoff & Company, Inc., a corporation of which Mr. Schulhoff is a major shareholder.


         The following table sets forth certain information with respect to the number of Common Shares beneficially owned by each director of WFC and by all directors and executive officers of WFC as a group as of December 1, 1999:

                                                   Amount and Nature of                 Percent of Common
Name and Address (1)                              Beneficial Ownership (2)            Shares Outstanding (3)
Robert L. Bollin                                        230,614 (4)                            5.1%
Robert E. Hoeweler                                      188,700 (5)                            4.2
Thomas H. Humes                                          19,500 (6)                            0.4
Timothy M. Mooney                                        18,500 (7)                            0.4
William J. Parchman                                     189,355 (8)                            4.3
Henry L. Schulhoff                                      257,260 (9)                            5.8
J. Clay Stinnett                                         18,500 (10)                           0.4
All directors and executive officers
  of WFC as a group (11 persons)                      1,265,558 (11)                          25.9


(1) Each of the persons listed in this table may be contacted at the address of WFC, 5511 Cheviot Road, Cincinnati, Ohio 45247.

(2) A person is the beneficial owner of Common Shares if such person, directly or indirectly, has sole or shared voting or investment power over such shares directly or indirectly or has the right to acquire such voting or investment power within 60 days. All Common Shares are owned directly with sole voting and investment power, unless otherwise indicated by footnote. All stock options granted under the 1988 Option Plan and the 1999 Option Plan are currently exercisable.

(3) For each person, assumes a total of 4,405,214 shares outstanding, plus the number of Common Shares such person may acquire pursuant to the 1988 Option Plan and the 1999 Option Plan.

(Footnotes continue on next page)

(4) Includes 103,000 Common Shares that may be acquired upon the exercise of options; 39,588 Common Shares held for the benefit of Robert L. Bollin in the Deferred Plan, the trustees of which are James W. Brigger, Robert L. Bollin and Mary Ellen Lovett, executive officers of WFC; 35,829 Common Shares held for the benefit of Robert L. Bollin in the ESOP; 1,360 Common Shares held by the individual retirement account of Robert L. Bollin, the trustee of which is Merrill Lynch; 36,080 Common Shares held jointly with Mr. Bollin's spouse; 4,800 Common Shares held by A.G. Edwards, for the benefit of Elaine Bollin; and 200 Common Shares held by Elaine Bollin as custodian for Anthony Bollin; 9,728 shares held by A.G. Edwards in the Robert J. Bollin Trust, for the benefit of Robert L. Bollin; and 29 shares held for Elaine Bollin, Mr. Bollin's spouse, in the ESOP.

(5) Includes 57,500 Common Shares that may be acquired upon the exercise of options; 51,600 Common Shares held jointly with Mr. Hoeweler's spouse; 39,800 Common Shares held in trust for the benefit of Brian Hoeweler; and 39,800 Common Shares held in trust for the benefit of Jennifer Hoeweler.

(6) Includes 17,500 Common Shares that may be acquired upon the exercise of an option and 2,000 Common Shares held by Prudential Securities for the benefit of Thomas H. and Marcia Humes.

(7) Includes 17,500 Common Shares that may be acquired upon the exercise of an option and 1,000 Common Shares held by PaineWebber for the benefit of Timothy M. Mooney.

(8) Includes 47,500 Common Shares that may be acquired upon the exercise of options; 114,480 Common Shares held in the individual retirement account of William J. Parchman, the trustee of which is Alex Brown & Sons, Inc.; and 14,095 Common Shares owned by Mr. Parchman's spouse.

(9) Includes 57,500 Common Shares that may be acquired upon the exercise of options; 17,600 Common Shares owned by the Cathleen Schulhoff Trust, Cathleen Schulhoff trustee, as to which Mr. Schulhoff disclaims beneficial ownership; and 14,200 Common Shares owned by Schulhoff & Company, Inc., a corporation of which Mr. Schulhoff is a major shareholder.

(10) Includes 17,500 Common Shares that may be acquired upon the exercise of an option and 1,000 Common Shares held by Merrill Lynch for the benefit of J. Clay Stinnett.

(11) Includes 469,000 Common Shares that may be acquired upon the exercise of options and 115,994 Common Shares held in the ESOP.


                     PROPOSAL ONE - REELECTION OF DIRECTORS

         The Regulations provide for a Board of Directors consisting of nine persons, divided into three classes. Each class serves for a three-year period. Each of the directors of WFC is also a director of Winton.

         The entire Board of Directors of WFC acts as a nominating committee for selecting nominees for election as directors. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of WFC by the later of the February 1st immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Common Shares owned either beneficially or of record by each such nominee and the length of time such Common Shares have been so owned.

         The Board of Directors proposes the reelection of the following directors to terms which will expire in 2003:

Name                                  Age (1)             Position(s) Held               Director Since
----                                  ----                ----------------               --------------
Robert L. Bollin (2)                   47             Director and President                 1989
William J. Parchman                    80             Director and                           1989
                                                      Chairman of the Board

(Footnotes on next page)

(1)  As of December 1, 1999.

(2) Robert L. Bollin, a director and the President of WFC, is a brother of Gregory J. Bollin, a Vice President of WFC.


         If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends. At this time, the Board of Directors knows of no reason why any nominee would be unable to serve if elected. No shareholder may cumulate votes in the election of directors. There are presently two vacancies on the Board of Directors. One vacancy exists in the class of directors which will stand for election in January 2000, which resulted from the decision of Donald G. Avery not to stand for re-election in 1997, and one vacancy exists in the class of directors which will stand for election in January 2001, which resulted from the death of Robert
J. Bollin.

         The following directors will continue to serve after the Annual Meeting for the terms indicated:


                                                        Position(s)            Director            Term
Name                                   Age (1)             Held                  Since            Expires
Robert E. Hoeweler                      52                Director               1989              2002
Thomas H. Humes                         50                Director               1996              2001
Timothy M. Mooney                       52                Director               1996              2002
Henry L. Schulhoff                      55                Director               1989              2001
J. Clay Stinnett                        48                Director               1996              2002


-----------------------------

(1)  As of December 1, 1999.


     Robert L. Bollin has been the President and a director of Winton since 1988 and the President and a director of WFC since incorporation in November 1989. Mr. Bollin joined Winton in 1969, initially working part time while completing a degree in Business Management at Miami University. In 1979, he was promoted to Secretary and Assistant Managing Officer of Winton, responsible for managing Winton's accounting operations, developing and implementing Winton's investment policy in consultation with the Board of Directors and managing the day-to-day operations of Winton.

     William J. Parchman has served as a director of Winton for 43 years. A graduate of the University of Cincinnati, he received his law degree and was admitted to the practice of law in Ohio in 1949. Mr. Parchman was the founder of Parchman & Oyler Company Realtors which, at its peak, was Cincinnati's largest residential real estate company. Mr. Parchman served as National Alumni President of the University of Cincinnati and more recently as Chairman of the Board of the University of Cincinnati Foundation. He was also a director of the Cincinnati Metropolitan Housing Authority for 18 years, past president of the Cincinnati Board of Realtors and President of Clovernook Country Club. Mr. Parchman was the first recipient of the Carl H. Lindner Medal for Outstanding Business Achievement presented by the College of Business Administration Alumni Association, University of Cincinnati.

     Robert E. Hoeweler was elected to the Board of Directors of Winton in 1988. Mr. Hoeweler is a certified public accountant. Since 1972, Mr. Hoeweler has been active in the management of a group of family-owned companies which includes Aluminum Extruded Shapes, Inc.

     Thomas H. Humes has served as President of Great Traditions Land and Development Co., a real estate and land development company in Cincinnati, for the past six years.

     Timothy M. Mooney has served as Executive Vice President and Chief Financial Officer of Kendle International Inc., a clinical research organization in Cincinnati, since 1996. From 1994 to 1995, he served as Vice President, Chief Financial Officer and Treasurer of The Future Now, Inc., a computer reseller located in Cincinnati. From 1988 to 1994, Mr. Mooney served as Senior Vice President and Chief Financial Officer of Hook-SupeRx, Inc., a retail drug store chain.

     Henry L. Schulhoff became a director of Winton in February 1988. Since 1976, Mr. Schulhoff has been the President of Schulhoff and Company, Inc., a local investment counseling firm.

     J. Clay Stinnett has served since 1993 as President and a director of J.R. Concepts, Inc., a direct mail advertising company in Cincinnati. Prior to 1993, Mr. Stinnett spent almost 20 years in the banking business, including serving as President and Chief Operating Officer of PNC Bank, N.A. (formerly The Central Trust Co., N.A.), until 1992.

Meetings of Directors

     The Board of Directors of WFC met 13 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1999. Each director attended at least 75% of the aggregate of such meetings.

     The Board of Directors of Winton met 13 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1999. Each director attended at least 75% of the aggregate of such meetings.

Committees of Directors

     The Board of Directors of WFC has no standing committees. Nominations for election of directors are determined by the entire Board of Directors. See "Election of Directors."

     The committees of the Board of Directors of Winton includes an Audit Committee, an Executive Committee, a Loan Committee, a Compensation Committee, an ESOP Committee and a Stock Option Committee. Each director attended at least 75% of the aggregate of all meetings of each committee on which he served as a regular member.

     The members of Winton's Audit Committee are Thomas H. Humes, Timothy M. Mooney and J. Clay Stinnett. The function of the Audit Committee is to communicate with WFC outside auditors and to recommend to the Board of Directors a firm of accountants to serve as independent auditors for WFC. The Audit Committee met once during the fiscal year ended September 30, 1999.

     The members of the Executive Committee are Robert L. Bollin, Robert E. Hoeweler, William J. Parchman and Henry L. Schulhoff. The function of the Executive Committee is to examine, together with management, levels and methods of investment, to review and evaluate alternative and additional investment programs and to consider and establish interest rates on the various forms of savings deposits and mortgage loans. The Executive Committee met 28 times during the fiscal year ended September 30, 1999.

     Winton's Loan Committee is comprised of William J. Parchman and Henry L. Schulhoff. Robert L. Bollin serves as alternate. The function of the Loan Committee is to approve loan applications and exercise the authority of the Board of Directors when the Board is not in session, subject to certain limitations. The Loan Committee met 34 times during the fiscal year ended September 30, 1999.

     Winton's Compensation Committee consists of Thomas H. Humes, Timothy M. Mooney and J. Clay Stinnett. The function of the Compensation Committee is to confer with management and make recommendations to the Board of Directors regarding the compensation of Winton's executive officers and employees. The Compensation Committee met once during the fiscal year ended September 30, 1999.

     The ESOP is administered by a committee of at least three directors designated by the Board of Directors. The ESOP committee presently consists of Timothy M. Mooney, Robert E. Hoeweler and William J. Parchman. The ESOP Committee met once during the fiscal year ended September 30, 1999.

     The Stock Option Committee is responsible for administering the stock option plans, including interpreting the 1988 Option Plan and the 1999 Stock Option Plan and awarding options pursuant to its terms. The Stock Option Committee met three times during the fiscal year ended September 30, 1999. The current members of the Stock Option Committee are Thomas H. Humes, Timothy M. Mooney and J. Clay Stinnett.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current executive officers of WFC, other than those who are also directors:

Name                            Age(1)               Position(s) Held
Gregory J. Bollin                 45                 Vice President
Jill M. Burke                     37                 Treasurer and Chief
                                                       Financial Officer
James W. Brigger                  51                 Secretary
Mary Ellen Lovett                 61                 Vice President


-----------------------------

(1)  As of December 1, 1999.


     Gregory J. Bollin is a Vice President of WFC, a position he has held since January 1994. Mr. Bollin also serves as Executive Vice President of Winton, a position he has held since January 1993. Mr. Bollin served as Vice President of Winton from 1988 until January 1993. Mr. Bollin is the brother of Robert L. Bollin.

     Jill M. Burke is the Treasurer and Chief Financial Officer of WFC, a position she has held since 1989. Ms. Burke also serves as Treasurer and Controller of Winton, a position she has held since 1989.

     James W. Brigger is the Secretary of WFC, a position he has held since 1989. Mr. Brigger also serves as Vice President of Winton.

     Mary Ellen Lovett is a Vice President of WFC, a position she has held since January 1994. Ms. Lovett also serves as Senior Vice President of Winton, a position she has held since January 1993. Ms. Lovett served as Vice President of Winton from 1988 to May 1993.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     WFC does not pay directors fees. Each director of Winton receives $12,000 annually for monthly meetings and $100 for each meeting attended of a committee of the Board of Directors of Winton, except for meetings of the Executive Committee for which members receive $200 per meeting.

Executive Compensation

     WFC does not pay any compensation to its executive officers. Executive officers of Winton are compensated by Winton for services rendered to Winton. Except for the President, the Executive Vice President and the Treasurer and Chief Financial Officer of Winton, no director or executive officer of WFC received more than $100,000 in salary and bonus payments from Winton during the year ended September 30, 1999.

         The following table sets forth certain information with respect to compensation paid to the President and Executive Vice President of Winton:

                                                 Summary Compensation Table

                                                                            Long Term
                                          Annual Compensation              Compensation
                                                                              Awards                All Other

                                                                           Options/SARs           Compensation
Name and Principal Position     Year      Salary($)     Bonus($)               (#)(1)                  ($)
Robert L. Bollin, President     1999      $173,327       $62,000               15,000               $7,725 (2)
                                1998       165,330        52,000                    -                8,567 (2)
                                1997       158,599        16,000                    -                8,352 (2)

Gregory J. Bollin, Executive    1999      $126,400       $44,000               10,000               $6,554 (3)
Vice President                  1998       120,669        39,000                    -                7,034 (3)
                                1997       115,569        13,000                    -                6,293 (3)

Jill M. Burke, Treasurer        1999     $  75,961       $30,000               10,000               $4,831 (4)
Chief Financial Officer         1998        64,300        17,000                    -                4,102 (4)
                                1997        61,754         9,000                    -                3,904 (4)

-----------------------------

(1) These figures represent the number of Common Shares underlying options granted to the named individuals during the year indicated pursuant to the 1988 Option Plan the 1999 Option Plan. The outstanding options were adjusted for the two 2-for-1 stock splits in the form of stock dividends effective in 1993, 1994 and 1998. WFC has no restricted stock awards or stock appreciation rights ("SARs").

(2) Consists of cash or stock contributions to the ESOP or the reallocation of forfeited shares in the ESOP of $5,371, $6,157 and $6,202 allocated to Mr. Robert L. Bollin's account and $2,354, $2,410 and $2,150 in matching contributions to the Deferred Plan for Mr. Robert L. Bollin's account for the years ended September 30, 1999, 1998 and 1997, respectively.

(3) Consists of cash or stock contributions to the ESOP or the reallocation of forfeited shares in the ESOP of $5,371, $6,144 and $5,316 allocated to Mr. Gregory J. Bollin's account and $1,183, $890 and $977 in matching contributions to the Deferred Plan for Mr. Gregory J. Bollin's account for the years ended September 30, 1999, 1998 and 1997, respectively.

(4) Consists of cash or stock contributions to the ESOP or the reallocation of forfeited shares in the ESOP of $3,557, $2,882 and $2,925 allocated to Ms. Burke's account and $1,274, $1,220 and $978 in matching contributions to the Deferred Plan for Ms. Burke's account for the years ended September 30, 1999, 1998 and 1997, respectively.

Option Plans

         The following table sets forth information regarding the number and value of unexercised options granted pursuant to the 1988 Option Plan and the 1999 Option Plan held by the persons listed in the Summary Compensation Table. No stock appreciation rights have been granted under either the 1988 Option Plan or the 1999 Option Plan.

                                 Aggregate Option/SAR Exercises in Last Fiscal Year  and 9/30/99 Option/SAR Values
                                                                                                   Value of Unexercised
                                                                         Number of Securities          In-the-Money
                                                                         Underlying Unexercised        Options/SARs
                                                                       Options/SARs at 9/30/99(#)    at 9/30/99($) (1)

                                Shares Acquired          Value                Exercisable/              Exercisable/
Name                             on Exercise(#)       Realized ($)           Unexercisable             Unexercisable
Robert L. Bollin                         -                   -                  103,000/ -                $825,053/ -
Gregory J. Bollin                        -                   -                   66,000/ -                $526,615/ -
Jill M. Burke                            -                   -                   36,000/ -                $257,750/ -




------------------------

(1) An option is "in-the-money" if the fair value of the underlying stock exceeds the market price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of unexercised options by the difference between the exercise price of such options and the $14.9375 closing bid price for the Common Shares reported by the American Stock Exchange ("AMEX"), on September 30, 1999.

Employment and Severance Agreements

         WFC and Winton have entered into employment agreements with Robert L. Bollin, President of WFC and Winton, and Gregory J. Bollin, Vice President of WFC and Executive Vice President of Winton, which expire on April 30, 2001. Each employment agreement has a term of three years and provides for an annual salary of not less than $182,000 for Robert L. Bollin and $134,000 for Gregory J. Bollin and an annual salary and performance review by the Board of Directors. The employment agreements require the inclusion of Robert L. and Gregory J. Bollin in any formally established employee benefit, bonus, pension and profit sharing plans for which senior management personnel are eligible and also provide for vacation and sick leave.

         The employment agreements are terminable by WFC and Winton at any time. If the employment of either Robert L. Bollin or Gregory J. Bollin is terminated at any time during such three-year term for any reason other than "just cause" (as defined in the agreements) or a change in control of WFC or Winton, he will be entitled to receive his annual compensation for the remainder of the three-year term of the agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the expiration of the term of the employment agreement or the date on which the employee becomes employed full-time by another employer.

         If such employment is terminated, or if the position or responsibilities of the employee is changed, in connection with or within one year of a change in control of WFC or Winton, he will be entitled to receive an amount equal to his then current annual compensation, multiplied by three, subject to reduction to the extent necessary to comply with certain provisions of the Code and regulations of the Office of Thrift Supervision ("OTS"). Assuming employment termination in connection with such a change of control, the maximum payment to Robert L. Bollin and Gregory J. Bollin would be $546,000 and $402,000, respectively, or three times the greater of the minimum salary levels in the agreements or the salary levels for fiscal 1999 reflected in the Summary Compensation Table above.

         WFC and Winton have also entered into a severance  agreement  with Jill
M. Burke, Treasurer and Chief Financial Officer of WFC, which terminates on May 22, 2000. The severance agreement provides that if Ms. Burke is terminated or if her position or responsibilities are changed at any time before May 22, 2000, she will be entitled to receive an amount equal to her then current annual compensation, multiplied by two, subject to reduction to the extent necessary to comply with certain regulations of the Code and the OTS. Assuming employment termination in connection with such change in control, the maximum payment to Ms. Burke would be $151,922, or two times her current annual salary.

Personnel and Salary Committee Report on Executive Compensation

         As a unitary savings and loan holding company, the business of WFC consists principally of holding the stock of Winton. The functions of the executive officers of WFC, who are also the executive officers of Winton, pertain primarily to the operations of Winton. The executive officers receive their compensation, therefore, from Winton, rather than from WFC. The Compensation Committee of Winton has furnished the following report concerning executive compensation:

                      Process for Determining Compensation

         WFC has not paid any cash compensation to its executive officers since its formation. All executive officers of WFC also currently hold positions with Winton and receive cash compensation from Winton. Decisions on cash compensation of Winton's executives are made by the three-member Compensation Committee of Winton's Board of Directors.

         The Compensation Committee reviews the compensation levels of the executive officers, including the CEO, each year. The Compensation Committee utilizes independent surveys of compensation of officers in the thrift industry, taking into account comparable asset bases and geographic locations. The Compensation Committee also assesses each particular executive officer's contribution to WFC and Winton, the skills and experiences required by his/her position and the potential of the executive officer. Based on the foregoing factors, recommendations are made by the Compensation Committee to the Board of Directors of Winton. Such recommendations are reviewed by the Board of Directors of Winton, except that Board members who are also executive offices do not participate in deliberations regarding their own respective compensation.

            Compensation Policies toward Executive Officers Generally

         The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value. The cash compensation program for executive officers consists of three elements, a base salary component, a discretionary cash bonus, and an incentive component payable under an incentive plan (the "Incentive Plan").

         The objectives of the discretionary cash bonuses are to motivate and reward the executive officers based on each individual's contribution to the total performance of Winton and WFC and to reinforce a strong performance orientation.

         The objectives of the Incentive Plan are to motivate and reward the executive officers in connection with the accomplishment of annual objectives of Winton and WFC, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long range business results and to provide a competitive compensation package which will attract, reward and retain individuals of the highest quality. For the President and the Executive Vice President of Winton and the President and Vice President of WFC, incentive awards are determined as a percentage of gross income, which percentage is calculated utilizing a corporate goal factor and a performance factor. The corporate goal factor is based upon WFC's achievement of certain levels of earnings and a predetermined return on equity. The performance factor is based upon the particular executive officer's performance during the preceding year.

                       Determination of CEO's Compensation

         The Compensation Committee based the compensation of Mr. Robert L. Bollin in 1999 on the policies described above for executive officers. The corporate profitability measurements considered were return on equity, net income, earnings per share and return on assets. Additional corporate goals considered were merger and acquisition activities, continued updating and implementation of Winton's strategic plan and subsidiary oversight and progress. The Compensation Committee believes that the level of compensation paid to Mr. Robert L. Bollin in 1999 was fair and reasonable when compared with compensation levels in the thrift industry reported in various independent surveys. The compensation earned by Mr. Robert L. Bollin in 1999 reflects the significant management and leadership responsibilities required of him and the effective manner in which those responsibilities were fulfilled.

Submitted by the Compensation Committee of Winton's Board of Directors

Thomas H. Humes
Timothy M. Mooney
J. Clay Stinnett

Personnel and Salary Committee Interlocks

         During fiscal 1999, no member of the Compensation Committee was a current or former executive officer or employee of WFC or Winton or had a reportable business relationship with WFC or Winton.

Performance Graph

         The following graph compares the cumulative total return on WFC's common shares for the fiscal year ended September 30, 1999, with the cumulative total return of the SNL Index, which is an index of banks whose shares are traded on The New York Stock Exchange, AMEX or The Nasdaq Stock Market, and the cumulative total return of the Standard and Poor's 500 for the same period.





            [Total performance graph plotting points set forth below]
















              Index            9/30/94        9/29/95         9/30/96        9/30/97         9/30/98        9/30/99
-------------------------------------------------------------------------------------------------------------------
Winton Financial Corp.          100.00         103.11         101.25          146.73         204.48          263.14
SNL Bank Index                  100.00         130.92         167.00          255.82         243.60          274.75
S&P 500 Index                   100.00         126.31         148.55          204.73         219.80          277.23






Certain Transactions with Winton

         Some of the directors and officers of WFC and Winton were customers of and had transactions with Winton in the ordinary course of Winton's business during the two years ended September 30, 1999. All loans and commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of WFC, do not involve more than a normal risk of collectibility or present other unfavorable features.


                      PROPOSAL TWO - SELECTION OF AUDITORS

         The Board of Directors has selected Grant Thornton LLP ("Grant Thornton") as the auditors of WFC for the current fiscal year and recommends that the shareholders ratify the selection. Grant Thornton has audited the financial statements of WFC or Winton since 1985. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

         The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton as auditors for the current fiscal year.


                 PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

         Any proposals of qualified shareholders intended to be included in the proxy statement for the 2001 Annual Meeting of Shareholders of WFC should be sent to WFC by certified mail and must be received by WFC not later than August 30, 2000. In addition, if a shareholder intends to present a proposal at the 2001 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by November 13, 2000, then the proxies designated by the Board of Directors of WFC for the 2001 Annual Meeting of Shareholders of WFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business which may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                             By Order of the Board of Directors




Cincinnati, Ohio                             Robert L. Bollin
December 17, 1999                            President

                                 REVOCABLE PROXY

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WINTON FINANCIAL
     CORPORATION FOR THE WINTON FINANCIAL CORPORATION 2000 ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON JANUARY 28, 2000

         The undersigned shareholder of Winton Financial Corporation ("WFC"), an Ohio corporation, hereby constitutes and appoints Timothy M. Mooney and J. Clay Stinnett, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Shareholders of WFC to be held at Shuller's Wigwam, 6210 Hamilton Avenue, Cincinnati, Ohio 45224 on January 28, 2000, at 10:00 a.m. (the "Annual Meeting"), all of the shares of WFC which the undersigned is entitled to vote at the Annual Meeting or at any adjournment thereof, on each of the following proposals, all of which are described in the accompanying Proxy Statement:

1.   The reelection of two directors:

     [   ]   FOR all nominees                     [   ]   WITHHOLD authority to
             listed below                                 vote for all nominees
             (except as marked to the                     listed below:
                 contrary below):

                                Robert L. Bollin
                               William J. Parchman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

-----------------------------------------------------------------------

2. The ratification of the selection of Grant Thornton LLP, as the Auditors of WFC for the current fiscal year.

     [   ]  FOR           [   ]  AGAINST                   [   ]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise specified, the shares will be voted FOR proposals 1 and 2.

         IMPORTANT: Please sign and date this Proxy on the reverse side

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2000 Annual Meeting of Shareholders of WFC and of the accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as your name appears on your Stock Certificate(s). Executors, Administrators, Trustees, Guardians, Attorneys and Agents should give their full titles.



----------------------------                ------------------------------
Signature                                            Signature


Dated: _____________________                Dated: _______________________


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WFC. PLEASE SIGN, DATE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.